Exhibit 5.2

485 Lexington Ave
New York, NY 10017-2643
212.977.9700
Fax 212.262.5152

www.phillipsnizer.com

New York ● New Jersey

December 31, 2020

B.O.S. Better Online Solutions Ltd.
20 Freiman Street

Rishon LeZion, 7535825

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States counsel to B.O.S. Better Online Solutions Ltd. (the “Company”) in connection with the registration of the offer and sale of up to 800,000 ordinary shares of the Company, with no par value (the “Shares”) and warrants (the “Warrants”) to purchase up to 720,000 Shares (the “Warrant Shares”) pursuant to the Company’s shelf Registration Statement on Form F-3 (File No. 333-249597) filed on October 22, 2020 and declared effective the Securities and Exchange Commission (the “Commission”) on November 2, 2020 (the “Registration Statement”).

The offering and sale of the Shares are being made pursuant to the Securities Purchase Agreements (each, a “Purchase Agreement”), dated as of December 30, 2020, by and among the Company and the purchaser identified in the signature pages thereto (the “Purchaser”).

We have examined copies of the Purchase Agreement, the Registration Statement, the base prospectus that forms a part thereof (the “Base Prospectus”) and the prospectus supplement thereto dated January 4, 2021 related to the offering of the Shares and Warrants filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). We have also examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction of such corporate records, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photocopies or certified copies, and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that each party to any such document has satisfied those requirements that are applicable to it to the extent necessary to make such document a valid and binding obligation of such party, enforceable against such party in accordance with its terms. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of New York law as we have deemed necessary for the purpose of rendering this opinion.

We have assumed, in addition, that at the time of the execution and delivery of each Purchase Agreement such Purchase Agreement is the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

Based on and subject to the foregoing, we are of the opinion that the Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Prospectus, the Purchase Agreement and the Warrant, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

We are members of the Bar of the New York and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of New York and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than New York. This opinion letter is effective only as of its date and the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 6-K filed on or about the date hereof.

Very truly yours,

/s/ Phillips Nizer LLP.
Phillips Nizer LLP